UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 7, 2014

SCHMITT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	000-23996	93-1151989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2765 N.W. Nicolai Street Portland, Oregon		97210-1818
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 227-7908

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indemnification Agreements

Effective April 9, 2014, each executive officer and director of Schmitt Industries, Inc. (the “Registrant”) entered into an Indemnification Agreement (the “Indemnification Agreement”). The Indemnification Agreement supplements the indemnification rights provided under the Registrant’s Second Restated Articles of Incorporation, Second Restated Bylaws, and Oregon law.

The Indemnification Agreement provides that the Registrant will indemnify the executive officer or director (each an “Indemnitee”) against all expenses (as defined in the agreement) actually and reasonably incurred by the Indemnitee and arising out of his service as an executive officer or director in to the fullest extent permitted by the Registrant’s Second Restated Articles of Incorporation, Second Restated Bylaws, and Oregon law or other applicable law and to any greater extent that applicable law may in the future permit. The Indemnification Agreement also provides procedures for the determination of an Indemnitee’s right to receive indemnification and the advancement of expenses. To be eligible for indemnification, the Indemnitee’s must have acted in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Registrant (and, in the case of a criminal proceeding, the Indemnitee had no reasonable cause believe that Indemnitee’s conduct was unlawful).

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Indemnification Agreement which is filed as Exhibits 10.1.

First Amended and Restated Loan Agreement

Effective April 7, 2014, the Registrant entered into First Amended and Restated Loan Agreement (the “Loan Agreement”) with Bank of America, N.A (the “Bank”). The Loan Agreement provides for the following terms: a revolving line of credit for borrowing up to $2,000,000; expiration of the Loan Agreement to occur on September 1, 2014; an interest rate on any borrowings equal to the Bank’s Prime Rate (as defined in the Loan Agreement) or an optional rate defined as the LIBOR Rate plus two percentage points (2.0%); an annual unused commitment fee multiplier of 0.50% (payable on the difference between the amount available for borrowing and the amount of credit actually used, determined on an average daily basis); regular interest payments to be made on the first day of each month; and the securitization of certain collateral, including the Company’s inventory, receivables and deposit account. The terms governing and describing the collateral are further set forth in the previously existing Security Agreement (Multiple Use) with the Bank (the “Existing Security Agreement”) and a new Security Agreement (Deposit Account - Specific) with the Bank (the “New Security Agreement”).

Upon the occurrence of any default under the Loan Agreement, all amounts outstanding under the Loan Agreement (including any unpaid, interest, fees or costs) will, at the option of the Bank, bear interest at a rate which is 6% higher than the interest rate that is otherwise in effect under the Loan Agreement. The Loan Agreement contains customary representations and warranties, affirmative and negative covenants and customary events of default that permit the Bank to accelerate the Bank’s outstanding obligations under the Loan Agreement.

The foregoing descriptions of the Loan Agreement, the Existing Security Agreement and the New Security Agreement do not purport to be complete and are qualified in their entirety by reference to, and should be read in conjunction with, the full text of the Loan Agreement and the Security Agreement which are filed as Exhibits 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to Item 1.01 above for a description of the Loan Agreement and related documents. As of the date of this Current Report, there were no outstanding balances under the Loan Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Form of Indemnification Agreement

10.2	First Amended and Restated Loan Agreement with Bank of America, N.A.

10.3	Security Agreement (Multiple Use) with Bank of America, N.A. Incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2009.

10.4	Security Agreement (Deposit Account - Specific) with Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

April 11, 2014	By:	/s/ Ann M. Ferguson
Name: Ann M. Ferguson
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Indemnification Agreement

10.2	First Amended and Restated Loan Agreement with Bank of America, N.A.

10.3	Security Agreement (Multiple Use) with Bank of America, N.A (Incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2009).

10.4	Security Agreement (Deposit Account - Specific) with Bank of America, N.A.